Exhibit 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

This Guaranty Agreement (the “Guaranty”), dated as of June 6, 2011, is made by CAMAC ENERGY INC. (the “Guarantor”), a Delaware corporation, in favor of ALLIED ENERGY PLC, a Nigerian public limited company (the “Lender”).

WHEREAS, CAMAC PETROLEUM LIMITED (the “Borrower”), a company incorporated in the Federal Republic of Nigeria, is the borrower under that certain Promissory Note, dated as of the date hereof, by the Borrower in favor of the Lender (the “Promissory Note”);

WHEREAS, the Guarantor, the direct parent of the Borrower, will receive substantial and direct benefits from the extensions of credit contemplated by the Promissory Note and has agreed to enter into this Guaranty to provide assurance for the performance of the Borrower’s payment obligations in connection with the Promissory Note and to induce the Lender to enter into the transactions contemplated by the Promissory Note; and

WHEREAS, the execution and delivery of this Guaranty is a condition to the obligations of the Lender to make its loans under the Promissory Note.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.          Guaranty. The Guarantor hereby irrevocably, unconditionally and absolutely guarantees the punctual payment in full of (a) the principal of and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Promissory Note when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Promissory Note (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Borrower or any other guarantor of the Promissory Note or upon any other action, occurrence or circumstance whatsoever. In the event that the Borrower shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the Lender, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Promissory Note. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees to pay and to indemnify and save the Lender harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Borrower of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty, the Promissory Note or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty, the Promissory Note or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty. The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other person(s) who may guarantee the obligations and indebtedness under and in respect of the Promissory Note.

2.          Guaranty Absolute. The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Promissory Note or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Borrower or the Lender or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Promissory Note or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Promissory Note or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Promissory Note; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Promissory Note or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Borrower into or with any other person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Borrower to any person; (e) any failure on the part of the Borrower for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of the Lender to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

3.          Waiver. The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Borrower in the payment of any amounts due under the Promissory Note or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of the Lender against the Guarantor, including, without limitation, presentment to or demand for payment from the Borrower or the Guarantor with respect to the Promissory Note, notice to the Borrower or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Borrower, (c) any right to require the Lender to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Promissory Note, (d) any requirement for diligence on the part of the Lender and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

4.          Obligations Unimpaired. The Guarantor authorizes the Lender, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Promissory Note or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Promissory Note or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest or any other obligation; (c) to take and hold security for the payment of the Promissory Note or any other instrument referred to therein, for the performance of this Guaranty or otherwise for the indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the Lender in its sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Borrower and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The Lender shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Borrower, the Guarantor or any other person or to pursue any other remedy available to the Lender.

If an event permitting the acceleration of the maturity of the principal amount of the Promissory Note shall exist and such acceleration shall at such time be prevented or the right of the Lender to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Borrower, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Lender had accelerated the same in accordance with the terms of the Promissory Note, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

5.          Subrogation. The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Promissory Note or this Guaranty unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash. If any amount or other payment is made to or accepted by the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Lender and shall be paid over to the Lender promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Lender, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Promissory Note and that its agreements set forth in this Guaranty (including this Section 5) are knowingly made in contemplation of such benefits.

6.          Reinstatement of Guaranty. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to the Lender on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

7.          Rank of Guaranty. The Guarantor will ensure that its payment obligations under this Guaranty will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated indebtedness of the Guarantor now or hereafter existing.

8.          Additional Covenants of the Guarantor. So long as the Promissory Note is outstanding, the Guarantor agrees that, unless the Lender otherwise consents in writing, the Guarantor will at all times comply with, and cause the Borrower and the Guarantor’s other subsidiaries to comply with, any and all covenants, representations, warranties, agreements, restrictions and other provisions of the Promissory Note that require compliance by the Guarantor, the Borrower or the Guarantor’s other subsidiaries.

9.          Term. This Guaranty and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

10.          Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Guarantor without such consent shall be null and void). The rights and benefits of this Guaranty shall inure to the benefit of the Lender and its successors and assigns under the Promissory Note. Nothing in this Guaranty, expressed or implied, shall be construed to confer upon any person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Guaranty.

11.          Survival. All covenants, agreements, representations and warranties made by the Guarantor herein shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any incorrect representation or warranty at the time of execution and delivery of this Guaranty or thereafter, and shall continue in full force and effect as long as the Guaranteed Obligations or any other amount payable under this Guaranty is outstanding and unpaid.

12.          Integration. This Guaranty and the other instruments and agreements contemplated hereby, including the Promissory Note, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

13.          Severability. Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

14.          Right of Setoff. If an Event of Default under and as defined in the Promissory Note shall have occurred and be continuing, the Lender and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any obligations at any time owing by the Lender or its affiliates to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

15.          Waiver; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Lender.

16.          Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

17.          Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

18.          Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(i) if to the Guarantor, to it at:

CAMAC Energy Inc.
Attn: Chief Financial Officer and General Counsel
1330 Post Oak Boulevard
Suite 2575
Houston, TX 77056
Telephone: 713-797-2940
Facsimile: 713-797-2990
E-mail: [ ]

(ii) if to the Lender, to it at:

Allied Energy PLC
c/o CAMAC International Corporation
Attn: Kamoru A. Lawal
1330 Post Oak Boulevard
Suite 2200
Houston, TX 77056
Telephone: 713-965-5108
Facsimile: 713-965-0008
E-mail: kamorul@aol.com

(b) Each of the Guarantor and the Lender may change its address, facsimile number or electronic mail address for notices and other communications hereunder by notice to the other party. All notices and other communications given in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

19.          Governing Law; Jurisdiction; Consent to Service of Process. (a) This Guaranty shall be construed in accordance with and governed by the law of the State of Texas.

(b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the District Court of the State of Texas sitting in Harris County, Texas and of the United States District Court of the Southern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas state or, to the extent permitted by law, in such federal court. Such Texas state court or federal court shall apply the substantive laws of the State of Texas in interpreting and construing this Guaranty. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

(c) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (b) of this Section. Each of the Guarantor and the Lender hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The Guarantor and the Lender hereby irrevocably consent to service of process in the manner provided for notices in Section 18. Nothing herein will affect the right of the Guarantor or the Lender to serve process in any other manner permitted by law.

20.          Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE LENDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21.          Taxes. Any and all payments by or on account of any obligation of the Guarantor hereunder or under any document executed in connection herewith shall be made free and clear of and without deduction for any taxes; provided that if the Guarantor shall be required to deduct any taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) the Guarantor shall make such deductions and (c) the Guarantor shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law and, thereafter, promptly provide the Lender with a copy of any receipt received from the relevant governmental authority or other proof of payment with respect to such taxes paid.

22.          Promissory Note. The Guarantor acknowledges that it has been provided with a copy of the Promissory Note and has read and is familiar with the provisions of the Promissory Note.

23.          Further Assurances. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Lender may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty, including but not limited to entering into such amendments to this Guaranty as are reasonably requested by the Lender in connection with the assignment of any of the Lender’s rights and obligations under the Promissory Note.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

CAMAC ENERGY INC.

/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer

ACKNOWLEDGED AND AGREED TO BY:

ALLIED ENERGY PLC,
as Lender

By: /s/ Kamoru Lawal
Name: Kamoru Lawal
Title: Director